                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  July 12, 2002
                                                -------------------

                          AK STEEL HOLDING CORPORATION
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


    Delaware               File No. 1-13696                 31-1401455
---------------        ------------------------        --------------------
(State or other        (Commission file number)         (IRS employer
jurisdiction of                                         identification
incorporation)                                          number)


   703 Curtis Street, Middletown, Ohio                        45043
----------------------------------------                --------------------
(Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code: 513-425-5000
                                                    ------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.  Other Events.
         ------------

         On July 11,2002, AK Steel Corporation ("AK Steel") redeemed all $550 million of its 9-1/8% Senior Notes Due 2006 (the "9-1/8% Notes"). Notice of the redemption of the 9-1/8% Notes was given on June 11, 2002. The redemption was funded principally by the net proceeds from the sale on June 11, 2002 of $550 million aggregate principal amount of AK Steel's 7-3/4% Senior Notes Due 2012, which were issued pursuant to an Indenture, dated as of June 11, 2002, among AK Steel, AK Steel Holding Corporation and Douglas Dynamics, L.L.C., as Guarantors, and Fifth Third Bank, as Trustee, a copy of which has been filed as Exhibit 4.1 to this Current Report.

Item 7.  Exhibits.
         --------

         (a) Financial Statements of business acquired:

             Not applicable.

         (b) Pro Forma financial information:

             Not applicable.

         (c) Exhibits:

             4.1 Indenture, dated as of June 11, 2002, among AK Steel Corporation, AK Steel Holding Corporation, Douglas Dynamics, L.L.C. and Fifth Third Bank, as Trustee, with respect to AK Steel's 7-3/4% Senior Notes Due 2012.

             99.1 Notice of Redemption, dated June 11, 2002, with respect to AK Steel's 9-1/8% Senior Notes Due 2006.

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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AK STEEL HOLDING CORPORATION


                                          s/s Brenda S. Harmon
                                          -------------------------------------
                                              Brenda S. Harmon
                                              Secretary

Dated:  July 12, 2002


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                          AK STEEL HOLDING CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT

                                  EXHIBIT INDEX






Exhibit Nos.      Description
------------      -----------

4.1 Indenture, dated as of June 11, 2002, among AK Steel Corporation, AK Steel Holding Corporation, Douglas Dynamics, L.L.C. and Fifth Third Bank, as Trustee, with respect to AK Steel's 7-3/4% Senior Notes Due 2012.

99.1 Notice of Redemption, dated June 11, 2002, with respect to AK Steel's 9-1/8% Senior Notes Due 2006.